Exhibit 99.1

Teladoc Health Announces Third Quarter 2018 Financial Results

Third quarter revenue grows 62 percent year over year to $111.0 million

Total paid membership grows 18 percent year over year to 22.6 million

Third quarter total visits grow 110 percent year over year to 641,000

PURCHASE, NY, November 1, 2018 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today announced financial results for the third quarter ending September 30, 2018.

“Teladoc Health delivered very strong third quarter results. We carry significant momentum into the end of the year as demand for our comprehensive suite of virtual care services is robust across channels and geographies,” said Jason Gorevic, Teladoc Health’s chief executive officer. “We have a tremendous growth opportunity in front of us as the entry point into the health care system where individuals can go for guided access to a fully integrated, high-quality care experience."

Financial Results for the Third Quarter Ended September 30, 2018

Revenue
($ million)
	Quarters Ended		Year over Year
	September 30,		Growth
	2018	2017
Subscription Access Fees Revenue
U.S.	$72,521	$51,956	40%
International	24,040	8,375	187%
Total	96,561	60,331	60%

Visit Fee Revenue
U.S.	11,330	8,066	40%
International	562	253	122%
Total	11,892	8,319	43%

Visit Fee Only Revenue	2,509	—	NM
Total Revenue*	$110,962	$68,650	62%

*Organic third quarter 2018 revenue, excluding Advance Medical, was $88.3 million, up 29 percent year over year.

Membership & Visit Fee Only Access
(millions)
	Quarters Ended			Year over Year
	September 30,			Growth
	2018	2017
Total U.S. Paid Membership*	22.6	19.1	**	18%

Total U.S. Visit Fee Only Access	9.4	—		NM

*Organic third quarter 2018 U.S. Paid Membership, excluding Advance Medical, was 21.4 million, up 12 percent year over year.

**Adjusted for 3.5 million Aetna visit fee only lives.

Visits
(thousands)
	Quarters Ended		Year over Year
	September 30,		Growth
	2018	2017
Paid Visits from U.S. Paid Membership	202	155	31%
Percent of Paid Visits from U.S. Paid Membership	46%	51%	(9)%
Visits Included from U.S. Paid Membership	237	150	58%

Total Visits from U.S. Paid Membership	439	305	44%

U.S. Visit Fee Only	36	—	NM

International Visits	166	1	NM
Total Visits	641	306	110%

•	Gross margin was 69.2 percent for the third quarter 2018 compared to 75.6 percent for the third quarter 2017.
•	Net loss was $(23.3) million for the third quarter 2018 compared to $(31.3) million for the third quarter 2017.
•	Net loss per basic and diluted share was $(0.34) for the third quarter 2018 compared to $(0.55) for the third quarter 2017.
•	EBITDA was $(6.0) million for the third quarter 2018 compared to $(16.6) million for the third quarter 2017.
•	Adjusted EBITDA was a positive $6.3 million for the third quarter 2018 compared to a loss of $(0.6) million for the third quarter 2017.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations.

For the fourth quarter 2018, we expect :

•	Revenue to be in the range of $119 million to $121 million.
•	EBITDA to be in the range of a loss of $(9) million to a loss of $(11) million.
•	Adjusted EBITDA to be in the range of $4 million to $6 million.
•	Total visits to be between 720,000 and 820,000.
•	Net loss per share, based on 70.4 million weighted average shares outstanding, to be between $(0.36) and $(0.38).

For the full-year 2018, we expect:

•	Revenue to be in the range of $414 million to $416 million.
•	EBITDA to be in the range of a loss of $(36) million to a loss of $(38) million.
•	Adjusted EBITDA to be in the range of $12 million to $14 million.
•	Total U.S. paid membership to be in the range of 22.6 million to 23.5 million and visit fee only access to be available to approximately 9.4 million individuals at December 31, 2018.
•	Total visits to be between 2.5 million to 2.6 million.
•	Net loss per share, based on 65.9 million weighted average shares outstanding, to be between $(1.48) and $(1.50).

Quarterly Conference Call

The third quarter 2018 earnings conference call and webcast will be held Thursday, November 1, 2018 at 4:30 p.m. EST. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 5178989 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,000 employees, the organization delivers care in 125 countries and in more than 20 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-

looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	September 30,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$457,554	$42,817
Short-term investments	14,974	79,489
Accounts receivable, net of allowance of $3,103 and $2,422, respectively	39,965	27,094
Prepaid expenses and other current assets	10,760	6,839
Total current assets	523,253	156,239
Property and equipment, net	9,717	8,963
Goodwill	744,062	498,520
Intangible assets, net	256,834	159,811
Other assets	1,316	858
Total assets	$1,535,182	$824,391
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,821	$3,884
Accrued expenses and other current liabilities	32,586	19,357
Accrued compensation	20,786	17,089
Total current liabilities	58,193	40,330
Other liabilities	5,601	4,882
Deferred taxes	34,964	12,906
Convertible senior notes, net	408,653	207,370
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 and 100,000,000 shares authorized as of September 30, 2018 and December 31, 2017, respectively; 70,034,851 shares and 61,534,101 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	70	61
Additional paid-in capital	1,415,840	866,330
Accumulated deficit	(383,782)	(311,577)
Accumulated other comprehensive income (loss)	(4,357)	4,089
Total stockholders’ equity	1,027,771	558,903
Total liabilities and stockholders’ equity	$1,535,182	$824,391

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$110,962	$68,650	$295,166	$156,139
Cost of revenue	34,167	16,742	88,707	38,907
Gross profit	76,795	51,908	206,459	117,232
Operating expenses:
Advertising and marketing	21,668	14,328	61,554	39,222
Sales	16,303	11,393	44,645	26,705
Technology and development	13,577	9,964	40,829	24,013
Legal	254	105	843	725
Regulatory	553	777	1,648	2,771
Acquisition and integration related costs	1,588	8,526	8,957	10,639
Gain on sale	(1,430)	—	(5,500)	—
General and administrative	30,314	21,938	80,455	52,299
Depreciation and amortization	9,746	6,418	26,045	11,693
Loss from operations	(15,778)	(21,541)	(53,017)	(50,835)
Amortization of warrants and loss on extinguishment of debt	—	1,457	—	1,457
Interest expense, net	7,666	8,202	19,449	9,678
Net loss before taxes	(23,444)	(31,200)	(72,466)	(61,970)
Income tax (benefit) provision	(180)	130	(261)	429
Net loss	$(23,264)	$(31,330)	$(72,205)	$(62,399)
Net loss per share, basic and diluted	$(0.34)	$(0.55)	$(1.12)	$(1.15)

Weighted-average shares used to compute basic and diluted net loss per share	68,247,655	56,493,054	64,363,943	54,435,343

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows used in operating activities:
Net loss	$(72,205)	$(62,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,045	11,693
Allowance for doubtful accounts	1,535	1,343
Stock-based compensation	31,086	13,628
Deferred income taxes	(1,907)	225
Accretion of interest	13,593	3,262
Amortization of warrants and loss on extinguishment of debt	—	1,457
Gain on sale	(5,500)	—
Changes in operating assets and liabilities:
Accounts receivable	(7,535)	(3,186)
Prepaid expenses and other current assets	(1,656)	(2,717)
Other assets	(327)	(89)
Accounts payable	(357)	(782)
Accrued expenses and other current liabilities	7,561	9,432
Accrued compensation	1,991	967
Other liabilities	340	—
Net cash used in operating activities	(7,336)	(27,166)
Cash flows used in investing activities:
Purchase of property and equipment	(2,732)	(2,043)
Purchase of internal-use software	(2,758)	(1,473)
Purchase of marketable securities	(12,141)	(119,670)
Proceeds from marketable securities	79,470	45,820
Sale of assets	5,500	—
Acquisition of business, net of cash acquired	(282,487)	(379,355)
Net cash used in investing activities	(215,148)	(456,721)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	26,198	6,996
Proceeds from issuance of convertible notes	279,147	263,722
Proceeds from borrowing under bank and other debt	—	166,679
Repayment of debt	—	(46,191)
Proceeds from issuance of common stock	330,856	123,928
Proceeds from employee stock purchase plan	1,423	1,265
Proceeds from cash received for withholding taxes on stock-based compensation, net	539	495
Net cash provided by financing activities	638,163	516,894
Net increase in cash and cash equivalents	415,679	33,007
Foreign exchange difference	(942)	97
Cash and cash equivalents at beginning of the period	42,817	50,015
Cash and cash equivalents at end of the period	$457,554	$83,119

Income taxes paid	$238	$—

Interest paid	$4,125	$4,727

Operating Metrics

(In million, except for visits, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Subscription Access Fees:
U.S.	$72,521	$51,956	$198,607	$123,775
International	24,040	8,375	49,480	8,375
Visit Fee Revenue:
U.S.	11,330	8,066	37,334	23,736
International	562	253	987	253
Visit Fee Only Revenue:
U.S.	2,509	—	8,758	—
Total Revenues	$110,962	$68,650	$295,166	$156,139

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, gain on sale of certain contracts, amortization of warrants and loss on extinguishment of debt, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe both financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	EBTIDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBTIDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
•	Adjusted EBITDA does not reflect the significant gain on sale of certain non-core business contracts;
•	Adjusted EBITDA does not reflect the significant amortization of warrants and loss on extinguishment of debt;
•	Adjusted EBITDA does not reflect the significant non cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net loss	$(23,264)	$(31,330)	$(72,205)	$(62,399)
Add:
Interest expense, net	7,666	8,202	19,449	9,678
Income tax (benefit) provision	(180)	130	(261)	429
Depreciation expense	854	1,113	3,118	2,466
Amortization expense	8,892	5,305	22,927	9,227
EBITDA	(6,032)	(16,580)	(26,972)	(40,599)
Stock-based compensation	12,195	5,966	31,086	13,628
Amortization of warrants and loss on extinguishment of debt	—	1,457	—	1,457
Gain on sale	(1,430)	—	(5,500)	—
Acquisition and integration related costs	1,588	8,526	8,957	10,639
Adjusted EBITDA	$6,321	$(631)	$7,571	$(14,875)

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Kelsey Turcotte

914-265-6706

kturcotte@teladochealth.com